Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                               September 28, 2000


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

     Westmoreland Coal Company and Knife River Corporation, a subsidiary of MDU Resources Group, Inc. announced today that Westmoreland has agreed to acquire Knife River Corporations' coal operations for $28.8 million in cash, excluding final settlement cost adjustments, and other consideration. Closing of the transaction is expected to occur by year-end and is subject to board approval and other contingencies.

Item 7. Financial Statements and Exhibits

            (c) Exhibits

            Exhibit 99.6 -- Press release dated September 28, 2000.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: September 28, 2000            /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

<PAGE 1>
                             -----------------------
                             Westmoreland To Acquire
                             Knife River Corporation
                                 Coal Operations
                             -----------------------


Colorado  Springs,  CO - September 28, 2000 -- Westmoreland  Coal Company (AMEX:
WLB) and Knife River Corporation, a subsidiary of MDU Resources Group, Inc. (NYSE: MDU) announced today that Westmoreland has agreed to acquire Knife River Corporations' coal operations for $28.8 million in cash, excluding final settlement cost adjustments, and other consideration. Closing of the transaction is expected to occur by year-end and is subject to board approval and other contingencies.

Included in the sale are active coal mines in North Dakota and Montana, coal sales agreements, reserves, mining equipment and certain rights to the inactive Gascoyne Mine in North Dakota. The operations produce approximately 3 million tons of coal annually. Current Knife River coal mining management and employees at the Beulah, North Dakota and Savage, Montana locations will join Westmoreland.

The Beulah Mine near Beulah, ND supplies lignite under long-term contracts to the nearby 427 MW Coyote Generating Station operated by Otter Tail Power and the 100 MW Heskett Station, located near Mandan, ND approximately 74 miles from the mine, owned by Knife River affiliate, Montana-Dakota Utilities ("MDU"). The Savage Mine located near Sidney, MT supplies the 50 MW Lewis & Clark Station owned by MDU and an industrial facility owned by Holly Sugar near Sidney, MT.

Christopher K. Seglem, Westmoreland Coal Company's Chairman, President and CEO said, "This agreement reflects the on-going implementation of the strategic plan we outlined to our shareholders in April. We look forward to long, productive relationships with our employees and our customers, the local and regional coal-fired generating plants and industrial customers supplied by these mines. We also look forward to supporting the lignite industry and communities where our operations are located. We see a bright future for low cost, environmentally sound coal-fired energy production in this region and we believe we are positioned well for future growth and development. We believe these coal operations represent both immediate value to our shareholders and strategic opportunities for the future."

"Knife River's coal mining roots go back to the early 1900s, so making the decision to sell our coal operations was not easy," stated Terry D. Hildestad, President and Chief Executive Officer of Knife River. "However, with Knife River's growing construction materials operations providing over 90 percent of Knife River's revenues and earnings, it is prudent to concentrate on the construction materials operations and take advantage of Westmoreland's interest in our coal operations. With a primary focus on coal operations, Westmoreland is in a position to enhance the long-term viability of the coal mines. We are pleased that we were able to come to agreement on a deal that is beneficial to the employees of the mines as well as to the stockholders of both MDU Resources and Westmoreland."

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. It is implementing a strategic plan for expansion and growth through the acquisition and development of opportunities in the changing energy marketplace. The Company recently announced reaching an agreement to acquire Montana Power's coal business including operations in Montana and Texas. The Company's existing operations include Powder River Basin coal mining through its 80%-owned subsidiary Westmoreland Resources, Inc. and independent power production through its wholly owned subsidiary Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

Knife River Corporation, headquartered in Bismarck, North Dakota, mines and markets aggregates and related value-added construction materials, products and services in the western United States, including Alaska and Hawaii, and also currently operates the Beulah, ND and Savage, MT lignite mines. Knife River is a subsidiary of MDU Resources Group, Inc. MDU Resources provides energy, value-added natural resource products and related services that are essential to our country's energy, transportation and communication infrastructure.

     As to Westmoreland Coal Company: Certain statements in this press release which are not historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Westmoreland Coal Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; the Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings and other factors discussed in Item 1 of Westmoreland Coal Company's Form 10-K for the year ended December 31, 1999. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.



                                      # # #


Westmoreland Coal Company Contact:               Diane Jones (719)442-2600

Knife River Corporation Contact:                 Cathi Christopherson
                                                 MDU Resources Group, Inc.
                                                 (701)222-7959